Exhibit 99.1

Castle Biosciences Reports Second Quarter 2026 Results
Delivered Q2 2026 revenue of $103.5 million
Q2 2026 total test reports for our core revenue drivers (DecisionDx®-Melanoma, TissueCypher®) increased 32% over Q2 2025
Raising full-year 2026 revenue guidance to $365-375 million from $345-355 million

Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas – July 30, 2026 – Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the second quarter ended June 30, 2026.

“The Castle Biosciences team delivered another outstanding quarter,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “We believe our strong growth through the first half of 2026 demonstrates the clinical value our tests bring to patient care and the dedication of our talented team to deliver results so that our clinician customers and patients can act with confidence.

“Given this momentum, we are raising our 2026 total revenue guidance to $365-375 million, up from our previous range of $345-355 million. We also now expect to achieve positive Adjusted EBITDA for the third quarter, the fourth quarter and the full year 2026.

“We are also encouraged by an independent study supporting the clinical impact of AdvanceAD-Tx™ in guiding systemic treatment selection. At the Revolutionizing Atopic Dermatitis meeting in June, data from a multi-center study showed only 54.3% of patients receiving baseline systemic therapy were initially on pathway-concordant treatment; however, following testing with our AdvanceAD-Tx test, 97.8% of patients were initiated on molecularly concordant systemic therapy.

I want to thank the entire Castle team for their focus, commitment and disciplined execution, which continue to advance our mission of improving health through innovative tests that guide patient care.”

Second Quarter Ended Jun. 30, 2026, Financial and Operational Highlights
•Revenues were $103.5 million, compared to $86.2 million in the second quarter of 2025. Affecting second quarter 2026 revenue was the change in DecisionDx®-SCC Medicare coverage effective April 24, 2025, the re-focus of our commercial efforts, as well as the discontinuation of IDgenetix in May 2025.

Core revenue drivers:
•Second quarter 2026 total test reports for our core revenue drivers (DecisionDx-Melanoma, TissueCypher) increased 32% over the second quarter of 2025:
◦DecisionDx-Melanoma test reports delivered in the quarter were 10,280, compared to 9,981 in the second quarter of 2025.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 14,988, compared to 9,170 in the second quarter of 2025.

Additional tests:
◦DecisionDx-SCC test reports delivered in the quarter were 4,011, compared to 4,762 in the second quarter of 2025.
◦MyPath® Melanoma test reports delivered in the quarter were 1,061, compared to 1,166 in the second quarter of 2025.
◦DecisionDx®-UM test reports delivered in the quarter were 482, compared to 468 in the second quarter of 2025.

•Gross margin was 75%, and Adjusted Gross Margin was 76%, compared to 77% and 80%, respectively, for the same periods in 2025.
•Net loss, which includes non-cash stock-based compensation expense of $11.6 million, was $2.1 million, compared to net income of $4.5 million for the same period in 2025.
•Net loss per share and Adjusted Net Loss per Share, Basic and Diluted, was $0.07, compared to net income per share and Adjusted Net Income per Share, Basic and Diluted, of $0.16 and $0.15, respectively, for the same period in 2025.
•Adjusted EBITDA was $12.4 million, compared to $10.4 million for the same period in 2025.
•Net cash provided by operations was $15.2 million, compared to net cash provided by operations of $20.8 million for the same period in 2025.

Six Months Ended Jun. 30, 2026, Financial and Operational Highlights
•Revenues were $187.2 million, compared to $174.2 million for the six months ended June 30, 2025. Affecting comparison to 2025 includes the change in DecisionDx-SCC Medicare coverage effective April 24, 2025, the re-focus of our commercial efforts, as well as the discontinuation of IDgenetix in May 2025.

Core revenue drivers:
•First half 2026 total test reports for our core revenue drivers (DecisionDx-Melanoma, TissueCypher) increased 34% over the six months ended June 30, 2025.
◦DecisionDx-Melanoma test reports delivered in the six months ended June 30, 2026, were 20,301, compared to 18,602 for the same period in 2025.
◦TissueCypher Barrett’s Esophagus test reports delivered in the six months ended June 30, 2026, were 26,733, compared to 16,602 for the same period in 2025.
Additional tests:
◦DecisionDx-SCC test reports delivered in the six months ended June 30, 2026, were 7,713, compared to 9,137 for the same period in 2025.
◦MyPath Melanoma test reports delivered in the six months ended June 30, 2026, were 2,034, compared to 2,092 for the same period in 2025.
◦DecisionDx-UM test reports delivered in the six months ended June 30, 2026, were 974, compared to 938 for the same period in 2025.

•Gross margin for the six months ended June 30, 2026, was 74%, and Adjusted Gross Margin was 77%, compared to 63% and 81%, respectively, for the same period in 2025.
•Net loss, which includes non-cash stock-based compensation expense of $21.4 million, was $16.6 million, compared to net loss of $21.3 million for the same period in 2025.
•Net loss per share and Adjusted Net Loss per Share, Basic and Diluted, was $0.55, compared to net loss per share and Adjusted Net Loss per Share, Basic and Diluted, of $0.74 and $0.04, respectively, for the same period in 2025.
•Adjusted EBITDA was $7.3 million, compared to $23.4 million for the same period in 2025.

•Net cash used in operations was $6.9 million, compared to $14.8 million net cash provided by operations for the same period in 2025.
Cash, Cash Equivalents and Marketable Investment Securities
As of Jun. 30, 2026, the Company’s cash, cash equivalents and marketable investment securities totaled $266.8 million.
2026 Outlook
Castle Biosciences is raising its guidance for anticipated total revenue in 2026. The Company now anticipates generating between $365-375 million in total revenue in 2026, compared to the previously provided guidance of between $345-355 million. Further, the Company expects to achieve positive Adjusted EBITDA for the third quarter, the fourth quarter and the full year 2026.

Second Quarter and Recent Accomplishments and Highlights

Dermatology - Skin Cancer
•The Company announced the publication of a prospective, multicenter study in Dermatology and Therapy demonstrating that DecisionDx-Melanoma's integrated sentinel lymph node biopsy test result (i31-SLNB) outperforms the Melanoma Institute Australia (MIA) nomogram in identifying patients at low and high risk of SLN positivity, supporting more informed SLNB decision-making for patients with cutaneous melanoma (CM). This is the second multicenter study showing that the i31-SLNB result outperforms the MIA nomogram in assessing SLN positivity risk. See the Company's news release from June 25, 2026, for more information.

Dermatology - Atopic Dermatitis
•The Company announced that its AdvanceAD-Tx test has received assay approval from the New York State Department of Health (NYSDOH). With this approval, Castle has New York State approval for all tests within its dermatology and ophthalmology portfolios, its TissueCypher test within gastroenterology and its clinical laboratories in Phoenix and Pittsburgh. See the Company's news release from July 14, 2026, for more information.
•The Company announced that its AdvanceAD-Tx test was selected as the winner of the "Genomics Innovation Award" in the 10th annual MedTech Breakthrough Awards program, which recognizes companies driving meaningful progress and improving patient care across the global health and medical technology industry. AdvanceAD-Tx is Castle's clinically validated gene expression profile (GEP) test designed to guide systemic treatment decision making in patients 12 and older with moderate-to-severe atopic dermatitis (AD). This marks the fifth MedTech Breakthrough Award that Castle has earned for its innovative testing solutions. See the Company's news release from May 12, 2026, for more information.

Pipeline Initiatives
•In June 2026, the first patient was enrolled in DETECT-AD, a multicenter prospective clinical study being conducted through Castle's collaboration with SciBase, a global medical technology company, specializing in early detection and prevention in dermatology. The study will investigate the ability of Electrical Impedance Spectroscopy (EIS) to predict the onset of flares in patients with AD, with the goal of enabling proactive interventions and improving patient quality of life.

Corporate
•The Company announced that Frank Stokes, its chief financial officer, has been named a 2026 CFO Awards honoree by the Houston Business Journal. Stokes is among 22 chief financial officers from across the Greater Houston area recognized for their financial leadership and contributions to their organizations' success. See the Company's news release from June 23, 2026, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Thursday, July 30, 2026, at 4:30 p.m. Eastern time to discuss its second quarter 2026 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://event.choruscall.com/mediaframe/webcast.html?webcastid=gbu0MZxe or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until August 20, 2026.
There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net (Loss) Income per Share, Basic and Diluted, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net loss: interest income, interest expense, income tax benefit or expense, depreciation and amortization expense, stock-based compensation expense and net losses (gains) on equity securities. Adjusted Net (Loss) Income per Share, Basic and Diluted, excludes a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net loss.

We use Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net (Loss) Income per Share, Basic and Diluted, internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. Adjusted Net (Loss) Income per Share, Basic and Diluted, is calculated by excluding a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net loss. We believe that providing Adjusted Net (Loss) Income per Share, Basic and Diluted, may also help facilitate comparisons to our historical periods. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, net loss or net loss per share reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and

are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. With a primary focus in dermatologic and gastroenterological disease, we develop personalized, clinically actionable solutions that help improve disease management and patient outcomes.
We put people first—empowering patients and clinicians and informing care decisions through rigorous science and advanced molecular tests that support more confident treatment planning. To learn more, visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, AdvanceAD-Tx, TissueCypher, Esopredict, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: Castle’s 2026 total revenue guidance of $365-375 million; expectations for achieving positive Adjusted EBITDA in future periods; continued top-line performance and growth of test volumes; the ability of DecisionDx-Melanoma, DecisionDx-SCC, TissueCypher and AdvanceAD-Tx to bring substantial added value to clinicians and their patients; the ability of DecisionDx-Melanoma to support more informed SLNB decision-making for patients with CM; the ability of TissueCypher to (i) predict a patient's five-year risk of progression from BE and (ii) help clinicians tailor management decisions based on an individual patient's risk profile; the ability of AdvanceAD-Tx to guide systemic treatment decision making in patients with AD; Castle’s expectations with respect to DETECT-AD, including the timing and results of the study; and Castle’s ability to achieve near- and long-term success and the continued growth of our portfolio. The words “anticipate,” “believe,” “can,” “could,” “expect,” “goal,” “guidance,” “may,” “plan,” “potentially,” “providing,” “upcoming,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding reimbursement for our products and subsequent coverage decisions; our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing; the anticipated cost, timing and success of our product candidates; our plans to research, develop and commercialize new tests; our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions; the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets, recession risks, supply chain disruptions, tariffs, outbreaks of contagious diseases and geopolitical events (such as the ongoing conflicts in the Middle East and Ukraine-Russia conflict), among others, on our business and our efforts to address any impact on our business; the possibility that subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; the possibility that actual application of our tests may not provide the aforementioned benefits to patients; the possibility that our newer gastroenterology franchise may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NET REVENUES	$103,546	$86,188	$187,225	$174,176
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible assets)	23,700	17,626	44,233	34,009
Research and development	14,543	12,787	28,971	25,375
Selling, general and administrative	66,122	58,065	131,021	116,685
Amortization of acquired intangible assets	2,251	1,961	4,477	30,286
Total operating expenses, net	106,616	90,439	208,702	206,355
Operating loss	(3,070)	(4,251)	(21,477)	(32,179)
Interest income	2,356	2,944	4,901	6,043
Net (losses) gains on equity securities	(630)	1,185	1,392	(240)
Interest expense	(193)	(21)	(327)	(38)
Other loss	(153)	—	(592)	—
Loss before income taxes	(1,690)	(143)	(16,103)	(26,414)
Income tax expense (benefit)	370	(4,666)	479	(5,089)
Net (loss) income	$(2,060)	$4,523	$(16,582)	$(21,325)

(Loss) earnings per share:
Basic	$(0.07)	$0.16	$(0.55)	$(0.74)
Diluted	$(0.07)	$0.15	$(0.55)	$(0.74)

Weighted-average shares outstanding:
Basic	30,399	28,914	30,148	28,763
Diluted	30,399	29,545	30,148	28,763

Stock-Based Compensation Expense
Stock-based compensation expense is included in the unaudited condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,420	$1,422	$2,677	$2,878
Research and development	1,678	1,962	3,121	3,857
Selling, general and administrative	8,491	7,824	15,567	15,652
Total stock-based compensation expense	$11,589	$11,208	$21,365	$22,387

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(2,060)	$4,523	$(16,582)	$(21,325)
Other comprehensive loss:
Net unrealized loss on marketable investment securities	(193)	(92)	(523)	(191)
Comprehensive (loss) income	$(2,253)	$4,431	$(17,105)	$(21,516)

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2026	December 31, 2025
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$62,116	$116,729
Marketable investment securities	204,689	182,776
Accounts receivable, net	48,341	43,382
Inventory	10,580	10,254
Prepaid expenses and other current assets	15,374	7,956
Total current assets	341,100	361,097
Long-term accounts receivable, net	1,661	1,878
Property and equipment, net	104,682	97,443
Operating lease assets	14,196	14,795
Goodwill and other intangible assets, net	95,096	99,574
Other assets – long-term	4,442	3,769
Total assets	$561,177	$578,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$9,668	$18,711
Accrued compensation	26,893	38,287
Contingent consideration	1,500	1,000
Operating lease liabilities	1,417	1,325
Current portion of long-term debt	2,917	417
Other accrued and current liabilities	14,114	8,937
Total current liabilities	56,509	68,677
Long-term debt	7,158	9,640
Noncurrent portion of contingent consideration	—	1,500
Noncurrent operating lease liabilities	24,894	25,217
Noncurrent finance lease liabilities	264	314
Deferred tax liability	2,322	2,335
Total liabilities	91,147	107,683
Stockholders’ Equity
Preferred stock	—	—
Common stock	31	30
Additional paid-in capital	711,121	694,860
Accumulated deficit	(240,866)	(224,284)
Accumulated other comprehensive (loss) income	(256)	267
Total stockholders’ equity	470,030	470,873
Total liabilities and stockholders’ equity	$561,177	$578,556

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(16,582)	$(21,325)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,999	33,178
Stock-based compensation expense	21,365	22,387
Net (gains) losses on equity securities	(1,392)	240
Deferred income taxes	(13)	(5,437)
Accretion of discounts on marketable investment securities	(846)	(2,606)
Other	767	219
Change in operating assets and liabilities:
Accounts receivable	(4,742)	(1,307)
Prepaid expenses and other current assets	(7,544)	(4,696)
Inventory	(326)	(231)
Operating lease assets	599	664
Other assets	(788)	(13)
Accounts payable	886	1,689
Operating lease liabilities	(231)	(869)
Accrued compensation	(11,394)	(7,582)
Other accrued and current liabilities	5,314	474
Net cash (used in) provided by operating activities	(6,928)	14,785

INVESTING ACTIVITIES
Purchases of marketable investment securities	(109,622)	(92,832)
Proceeds from maturities of marketable investment securities	80,100	80,300
Proceeds from maturities of debt securities classified as held-to-maturity	5,600	—
Purchases of debt securities classified as held-to-maturity	—	(5,569)
Asset acquisition, net of cash and cash equivalents acquired	—	(18,726)
Proceeds from sale of equity securities	3,248	—
Purchases of property and equipment	(21,105)	(14,003)
Proceeds from sale of property and equipment	13	21
Net cash used in investing activities	(41,766)	(50,809)

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	417	37
Payment of employees’ taxes on vested restricted stock units and performance-based restricted stock units	(7,391)	(3,104)
Proceeds from contributions to the employee stock purchase plan	2,103	1,482
Payment of contingent consideration	(1,000)	—
Repayment of principal portion of finance lease liabilities	(48)	(57)
Proceeds from lease incentives received	—	190
Net cash used in financing activities	(5,919)	(1,452)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(54,613)	(37,476)
Beginning of period	116,729	119,709
End of period	$62,116	$82,233

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of Adjusted Revenues, Adjusted Gross Margin and Adjusted Net (Loss) Income Per Share, Basic and Diluted, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Adjusted Revenues
Net revenues (GAAP)	$103,546	$86,188	$187,225	$174,176
Revenue associated with test reports delivered in prior periods	(3,685)	(6)	1,273	1,996
Adjusted Revenues (Non-GAAP)	$99,861	$86,182	$188,498	$176,172

Adjusted Gross Margin
Gross margin (GAAP)[1]	$77,595	$66,601	$138,515	$109,881
Amortization of acquired intangible assets	2,251	1,961	4,477	30,286
Revenue associated with test reports delivered in prior periods	(3,685)	(6)	1,273	1,996
Adjusted Gross Margin (Non-GAAP)	$76,161	$68,556	$144,265	$142,163

Gross Margin percentage (GAAP)[2]	74.9%	77.3%	74.0%	63.1%
Adjusted Gross Margin percentage (Non-GAAP)[3]	76.3%	79.5%	76.5%	80.7%

Adjusted Net (Loss) Income Per Share, Basic and Diluted
Net (loss) income (GAAP)	$(2,060)	$4,523	$(16,582)	$(21,325)
Amortization of acquired intangible assets[4]	—	—	—	20,099
Adjusted Net (Loss) Income (Non-GAAP)	$(2,060)	$4,523	$(16,582)	$(1,226)

Weighted-average shares outstanding:
Basic	30,399	28,914	30,148	28,763
Diluted	30,399	29,545	30,148	28,763
Net loss per share (GAAP)[5]
Basic	$(0.07)	$0.16	$(0.55)	$(0.74)
Diluted	$(0.07)	$0.15	$(0.55)	$(0.74)
Adjusted Net (Loss) Income Per Share (Non-GAAP)[6]
Basic	$(0.07)	$0.16	$(0.55)	$(0.04)
Diluted	$(0.07)	$0.15	$(0.55)	$(0.04)

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as Adjusted Gross Margin (Non-GAAP) divided by Adjusted Revenues (Non-GAAP).
4.Represents a one-time adjustment of an acceleration of amortization expense for our IDgenetix test during the three months ended March 31, 2025.
5.Calculated as net (loss) income (GAAP) divided by weighted-average shares outstanding, basic and diluted.
6.Calculated as Adjusted Net (loss) income (Non-GAAP) divided by weighted-average shares outstanding, basic and diluted.

The table below presents the reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Adjusted EBITDA
Net (loss) income	$(2,060)	$4,523	$(16,582)	$(21,325)
Interest income	(2,356)	(2,944)	(4,901)	(6,043)
Interest expense	193	21	327	38
Income tax expense (benefit)	370	(4,666)	479	(5,089)
Depreciation and amortization	4,070	3,414	7,999	33,178
Stock-based compensation expense	11,589	11,208	21,365	22,387
Net losses (gains) on equity securities	630	(1,185)	(1,392)	240
Adjusted EBITDA (Non-GAAP)	$12,436	$10,371	$7,295	$23,386